UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2022, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into an amendment to the Loan and Security Agreement (the “Loan Agreement” and the amendment, the “Amended Loan Agreement”), dated as of July 28, 2020, with its subsidiary, Corbus Pharmaceuticals, Inc. as borrower, the Company as guarantor, each lender party thereto (the “Lenders”), K2 HealthVentures LLC, as administrative agent for the Lenders, and Ankura Trust Company, LLC, as collateral agent for the Lenders.

The Loan Agreement for the $20 million of outstanding debt currently due to the Lenders called for principal payments over a two year period commencing on September 1, 2022. The Amended Loan Agreement defers the commencement of principal repayments by a one year period from September 1, 2022 to September 1, 2023 and if the Company raises at least $30 million in net proceeds through capital raising transactions, the commencement of principal repayments will be deferred by an additional six months to March 1, 2024. Pursuant to the Amended Loan Agreement, the Company paid $100,000 at the time of entering into the Amended Loan Agreement and will pay $400,000 at the maturity of the loan. Pursuant to the Loan Agreement, the Lenders may jointly elect at any time and from time to time prior to the payment in full of the loans to convert any portion (in a minimum amount of $500,000) of the principal amount of the loans then outstanding into shares of the Company’s common stock at a conversion price of $9.40 per share, provided that the aggregate principal amount of loans converted by the Lenders into common stock may not exceed $5,000,000. The Amended Loan Agreement adjusts the conversion price of a $2,000,000 portion of the maximum $5,000,000 convertible amount by adjusting the conversion price of $875,000 of the loan from $9.40 per share to $0.15 per share, and $1,125,000 of the loan from $9.40 per share to $0.2625 per share.

The foregoing summary and description of the Loan Agreement and the Amended Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement and the Amended Loan Agreement, copies of which are filed with the Company’s Current Report on Form 8-K filed on July 29, 2020, and Exhibit 10.1 of this Current Report on Form 8-K, respectively, and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Amendment to Loan Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc

Date:	October 31, 2022	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer